Exhibit 99.2

First Quarter 2006 Earnings Teleconference May 10, 2006

Forward Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation forward in time involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; and additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our annual report on Form 10K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. . This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix.

FinancialResults($millions) 1st Qtr 2005 2006 % Chg . Revenues 55.3 58.0 5% . Adjusted EBITDA 20.0 22.9 15% We are very pleased with our 1st Quarter results, particularly in light of weak flu and hospital census trends 3 Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flow from Operations

Market Changes Created Challenges & Opportunities in Q1 Challenges Opportunities . Accelerating bariatric / specialty . Anemic hospital census . Light flu season bed business . Rapidly growing manufacturer . Product recalls service business . Tightening hospital capital budgets . Slower equipment sales . Operating leverage / efficiencies

Customer Driven Expansion Continues with the Opening of Two New District Offices in 2006

UH Outperformed Weak Market Fundamentals Again in Q1-2006 -3.0% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% 4Q- 031Q- 042Q- 043Q- 044Q- 041Q- 052Q- 053Q- 054Q- 051Q- 06 Hospital Admissions* UHS Outsourcing Revenues Year-over-Year %Change Comparing to strong flu Qtr in 2005Source: www.cdc.gov/flu/weekly/fluactivity.htm * Source: Credit Suisse report dated 3/16/06 through 3Q-05; and UHS internal estimates thereafter

2006Outlook Challenges . Continuing weak census . GPO signings . Product recalls . Tighter hospital capital & operating budgets . Educating market on AMPP / CHAMP / TEAM Opportunities . Continued benefit from operating efficiency programs . GPO Signings . Manufacturer services . "Others" selling AMPP for UHS . Enhanced rental market . Robust resident program pipeline

Financial Review

Medical Equipment Outsourcing


Plan &
Acquire
1
2
Manage
& Utilize
Equipment
Lifecycle
Services℠
4
3
Maintain
& Repair

Rental of UHS-owned equipment
Supplemental (short-term)
Long Term
Bariatrics: suite of specialty equipment for treatment of obesity

AMPP Resident Programs (Asset Management Partnership Program)

On-site management to drive better equipment utilization (UHS people, technology & processes)

$ millions

	1st Quarter		
	2005	2006	% Chg
Revenues	$43.2	$45.6	6%
MME Depreciation	$9.3	$9.0	-3%
Gross Margin	$20.7	$22.8	10%
Gross Margin %	48%	50%	

Trend Analysis

- Despite a challenging comparison to 2005's flu season and continued weak hospital census, recorded 2006 gains due to:
  - competitive takeaways,
  - higher observed acuity levels in patients versus prior years,
  - growth in AMPP activity year over year, and
  - continued benefit of operating efficiencies achieved in the 2nd half of 2005

9

Technical & Professional Services



1
2
3
4
Equipment Lifecycle Services

Technical Services:

Maintain & Repair Customer-owned Equipment:

Non-resident, response-based / scheduled Biomedical Services

Resident-Based Programs:

- CHAMP®: small hospitals in rural areas
- TEAM: larger hospitals in urban areas

Manufacturer Services

Professional Services:

Technology baseline assessments

Vendor neutral Capital Planning Services

Product comparison research and reports

Equipment product of choice

Equipment utilization studies

$ millions

	1st Quarter		
	2005	2006	% Chg
Revenues	$7.5	$8.0	6%
Gross Margin	$2.0	$2.5	22%
Gross Margin %	27%	31%	

Trend Analysis:

- Gross Margin improvement of 22% was primarily driven by strong CHAMP resident program and Supplemental (response-based) results, both of which benefited from enhanced processes and technician productivity, as well as the continued benefits of operating efficiencies instituted in 2005.
- Quarter-over-Quarter comparisons were hampered by the loss of a large customer to insolvency at the end of Q1-2005.
- We continue to expect significant continuing opportunities around equipment recall activity in our Manufacturer Services business; however, the timing of such opportunities is subject to regulatory approvals with manufacturers.

10

$million Medical Equipment Sales and Remarketing Asset recovery and equipment brokerage New equipment sales Logistics Management Disposable Sale 1st Quarter 2005 2006 % Chg Revenues $4.6 $4.5 -3% Gross Margin $1.0 $1.3 34% Gross Margin % 21% 29% Trend Analysis: . Gross Margin % increased in 2006 due to the composition mix of activity, whereby generally smaller to moderate sized transactions with better margins dominated the results. . Gross Margin % and overall results in this segment will fluctuate based on equipment availability, transactional size, and the transactional nature of the business.

Selected Income Statement Data ($millions) 1st Quarter 2005 2006 % Chg Consolidated Revenues $ 55.3 $ 58.0 5% Gross Margin 23.7 26.5 12% % of Revenues 43% 46% SG&A $ 14.9 $ 15.0 1% % of Revenues 27% 26% Interest Expense 7.6 7.8 2% EBITDA 19.5 22.3 Mgmt & Board Fees 0.2 0.2 Stock Option Expense -0.4 SOX Costs 0.3 - Adjusted EBITDA 20.0 22.9 15% % of Revenues 36% 39% 12 Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flow from Operations

LiquidityOverview-Q12006($millions) $ BorrowingBaseat03/31/2006(netofL/Csoutstanding) $113 Available Liquidity $81 12/31/05 RevolverBalance $38 03/31/06 Net Revolver Balance $32 Other ($2) (a) (a)"Other" comprises Financing Cash Flows which are primarily reduction in checks outstanding during Q1(b)10.125% Note Interest is paid semi-annually; ~$13.2 each May1 and Nov1, thus we accrued ~$7 of interest during the 3 months ended 3/31/06 (c) Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flow from Operations (d) 3/31/06 Leverage benefits from accrual of 5 months (since Nov 1 payment-see(b)) interest accrual on 10.125% Notes. Proforma adjusted to include such 5 months of interest of ~$11 yields a Total Debt/Adj. EBITDA of ~3.86x Investing Cash Flows Net Accrual Capex ($10) Capexin Payables (2) (12) 10.125% Note Interest Accrual ~$7(b) Cash Flow from Operations $20 Leverage Calculation- 3/31/06 TotalDebt at 3/31/06 $293.8 LTM Adj. EBITDA $79.0(c) Total Debt/Adj. EBITDA 3.72x(d)

2006 Estimated Guidance Remains In Line ($ millions)

	2006 E	Key Drivers & Timing
EBITDA + Mgmt & Board Fees + Sarbanes Oxley (SOX) + Stock-based Comp (FAS 123R) = Adjusted EBITDA	 0.9 0.1 1.6 Upper $70's +	 Hospital census, Resident program signings, sales force repositioning, competitive setting.
Net Accrual Capex	Mid $40's (upper $40's if we sign more AMPPs or large National Accounts)	Baxter delay from 2005 shows up in 2006; Bariatrics growth; new technology; take-away business AMPP signings and large National Account contracts are the "wild cards"
Total Debt / Adjusted EBITDA	~ 4.0x + / -	Intra-year variability due to timing of semiannual bond interest payments (~$13 in May and ~ $13 in November) Excludes impact of any acquisitions in 2006

Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flow from Operations; and reconciliation of Net Accrual Capex

14

Appendix

1st Quarter EBITDA Reconciliation ($ millions)

EBITDA (before management/board fees, financing and reorganization costs, and costs related to Sarbanes Oxley compliance) and EBITDA are not intended to represent an alternative to operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company's financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies and is an integral part of the Company's debt covenant calculations, and EBITDA before management and board fees is included because the company's financial guidance and certain compensation plans are based upon this measure. Management believes that EBITDA provides an important perspective on the Company's ability to service its long-term obligations, the Company's ability to fund continuing growth, and the Company's ability to continue as a going concern. A reconciliation of net cash provided by operating activities to EBITDA and EBITDA before management/board fees, and costs related to Sarbanes Oxley compliance is included below.

	1st Quarter	
	2005	2006
Net cash provided by operating activities	$ 17.3	$ 20.1
Changes in operating assets and liabilities	(5.4)	(4.8)
Other non-cash expenses	(0.2)	(1.0)
Income tax expense	0.2	0.2
Interest expense	7.6	7.8
EBITDA	19.5	22.3
Management and board fees	0.2	0.2
Stock-based compensation	-	0.4
SOX	0.3	-
Adjusted EBITDA	$ 20.0	$ 22.9

16

EBITDA Reconciliation 2000 – 2006 ($ millions)

EBITDA	2000	2001	2002	2003	2004	2005	LTM 3/31/06
Net cash provided by operating activities	$ 28.2	$ 31.7	$ 40.2	$ 16.0	$ 38.0	$ 44.0 (a)	$ 46.8
Changes in operating assets and liabilities	(3.5)	0.4	4.1	7.9	2.2	2.3	2.9
Other non-cash expenses	(2.3)	(3.7)	(11.7)	(7.9)	(3.4)	(3.3)	(4.0)
Income tax expense	0.1	0.1	0.1	0.3	1.2	0.8	0.8
Interest expense	20.7	19.6	18.1	20.2	30.5	31.1	31.3
EBITDA	$ 43.2	$ 48.1	$ 50.8	$ 36.5	$ 68.5	$ 75.0	$ 77.8
Running 12 month lease adjustment (a)						(a)	$ (0.3)
Financing and Reorg charges	$ -	$ 2.8	$ 10.1	$ 27.7	$ -	$ -	$ -
Management and board fees	$ 0.3	$ 0.4	$ 0.3	$ 0.3	$ 0.7	$ 0.8	$ 0.8
Stock-based Compensation	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.4
SOX Expense	$ -	$ -	$ -	$ -	$ 0.2	$ 0.6	$ 0.3
Adjusted EBITDA	$ 43.5	$ 51.3	$ 61.2	$ 64.5	$ 69.4	$ 76.4	$ 79.0

Financing and Reorganization Charges	2000	2001	2002	2003	2004	2005	LTM 3/31/06
Recapitalization, stock compensation, and severance expenses	$ -	$ 1.6	$ 10.1	$ 14.4	$ -	$ -	$ -
Terminated IPO expenses	$ -	$ 1.2	$ -	$ -	$ -	$ -	$ -
Loss on early retirement of debt	$ -	$ -	$ -	$ 13.3	$ -	$ -	$ -
Subtotal	$ -	$ 2.8	$ 10.1	$ 27.7	$ -	$ -	$ -

(a) Q4-2005 results include full year effect of vehicle lease capitalization program of ~ $1.2. Given that the full amount of such entry was made in Q4-2005, our reported LTM 3/31/06 EBITDA must deduct the amount attributable to Q1-2005 of $0.3

17

Depreciation and Amortization Reconciliation ($millions) 1st Quarter 2005 2006 Movable Medical Equipment Depreciation $ 9.3 $ 9.0 Other Gross Margin Depreciation 0.3 0.5 Total Gross Margin Depreciation 9.6 9.5 Selling, General, and Admin Depreciation 0.7 0.7 Amortization of intangibles 0.4 0.5 Total Depreciation and Amortization 10.7 10.7 Debt Placement Cost Amortization* 0.4 0.4 *Expensed to Interest

Accrual Capex Reconciliation ($millions) Q1 2000 2001 2002 2003 2004 2005 2006 Cash used in Investing Activities 31.5 41.5 39.0 36.8 65.2 40.6 12.3 Less: Acquisitions -(7.8) -(1.9) (15.1) (1.1) - Less: Other 0.1 (0.3) (0.2) (0.2) --- Less: MME in A/P prior year (3.0) (3.0) (5.9) (6.0) (10.5) (3.8) (5.8) Add: MME in A/P current year 3.0 5.9 6.0 10.5 3.8 5.8 4.1 Accrual Capex 31.6 36.4 38.8 39.2 43.4 41.5 10.6 Acquisitions -7.8 -1.9 15.1 1.1